                                                                   EXHIBIT 10.61

                                                          [CARDIAC SCIENCE LOGO]

                        2006 COMPENSATION INCENTIVE PLAN
                          VICE PRESIDENT, PRIMARY CARE

Your 2006 bonus compensation will consist of participation in the broader Management Incentive Program (MIP), and the individualized sales incentive plan as described herein.

The 2006 sales incentive will be based on the revenue of the Primary Care channel, as internally reported, for the year-ending December 31, 2006. The 2006 sales target has been established by the Company's CEO and approved by the board of directors.

As the following table indicates, at 90% of the sales target you will be eligible for a bonus of 10% of your base salary at 12/31/06. At between 91% and 100% of the sales target the bonus percentage will increase from 10% by an additional 2% for each additional 1% of achievement. If greater than 100% of the sales target is achieved, the bonus percentage will increase from 30% by 1% for each 1% by which the sales target is exceeded.

  Current            % of
Base Salary   2006 Sales Target              Bonus
-----------   -----------------   ------------------------
  $200,000           90%                10% of Base Salary
                     91%                12% of Base Salary
                     92%                14% of Base Salary
                     93%                16% of Base Salary
                     94%                18% of Base Salary
                     95%                20% of Base Salary
                     96%                22% of Base Salary
                     97%                24% of Base Salary
                     98%                26% of Base Salary
                     99%                28% of Base Salary
                     100%               30% of Base Salary
                     101+%        +1% for each 1% over 100%

The sales bonus, if any, will be paid no later than 30-days following the conclusion of the audit of the financial statements for the year ending December 31, 2006 and their filing with the SEC. The audited financial statements will be used to assure the reasonableness of the revenue amount used in computing the bonus. If the audit and filing with the SEC is not completed by March 31, 2007, the incentive, if any, will be paid during the following month in conjunction with the normal payroll practices.

Cardiac Science Corporation                                         Confidential

Separation of employment, by resignation or termination, prior to March 31, 2007 will result in the forfeiture of the bonus payment.

The Incentive Plan is not intended to create any contractual rights or agreement between the employee and the Company, and as such does not modify, amend or supersede the "at will" nature of employment with the company. The Incentive Plan and the award of incentive pay is at the sole discretion of the board of directors, and the company reserves the right to modify, amend or cancel the Incentive Plan without notice.

Please sign as acceptance and return one copy to Lynda Melugin, Director, Human Resources, and retain the other copy for your personal files.

----------------------------------        --------------------------------------
/s/ JOHN HINSON                              /s/ DARRYL LUSTIG
----------------------------------           -----------------------------------
John Hinson                                  Darryl Lustig
President and CEO                            Vice President, Primary Care

                                             Dated:  September 20, 2006

Cardiac Science Corporation                                         Confidential